UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2011

LEAPFROG ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31396 (Commission File Number)	95-4652013 (IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California (Address of principal executive offices)	94608-1463 (Zip Code)

Registrant's telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.                      Changes in Control of Registrant.

On December 27, 2011, Mollusk Holdings, LLC (“Mollusk”) converted, on a one-to-one basis, 3,703,550 shares of Class B common stock, par value $0.0001 per share, of LeapFrog Enterprises, Inc. (the “Company”) into 3,703,550 shares of Class A common stock, par value $0.0001 per share, of the Company.

After giving effect to the conversion, Mollusk holds approximately 6.7 million shares of Class B common stock, $0.0001 par value per share, and 3.8 million shares of Class A common stock, which together represent approximately 16.0% of the Company’s outstanding capital stock.  Mollusk is indirectly controlled by Lawrence J. Ellison.

As a result of the conversion, Mollusk’s ownership of the outstanding voting power of the Company decreased to approximately 42.8%, and, to the knowledge of the Company, neither Mollusk nor any other stockholder of the Company currently owns a majority of (i) the outstanding voting power of the Company’s outstanding capital stock or (ii) the outstanding capital stock.  The Company therefore is no longer considered a “controlled company” under the rules of the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

Date: January 3, 2011	By:	/s/ Robert L. Lattuga
Robert L. Lattuga Vice President and General Counsel